UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                        Date of Report:  August 20, 2010
                        (Date of Earliest Event Reported)



                         REGENT TECHNOLOGIES, INC.
          (Exact name of registrant as specified in its charter)


          Colorado                 000-09519                84-0807913
(State or other jurisdiction (Commission File No.) (IRS Employer or ID #) of incorporation)


                       5646 Milton Street, Suite 722
                           Dallas, Texas  75206
                 (Address of principal executive offices)


                              (214) 694 2227
           (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[     ]     Written communications pursuant to rule 425 under the Securities
            Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
            Act (17 CFR 240.14a-12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Regent Technologies, Inc. ("Regent") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Regent's management as well as estimates and assumptions made by Regent's management. The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by or on behalf of the Company. The Company and its representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this report and other filings with the Securities and Exchange Commission, reports to the Company's shareholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements, which constitute forward-looking statements, may be made by or on behalf of the Company. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "may", "should", variations of such words and similar expressions are intended to identify such forward-looking statements. Management cautions that forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from projections in such forward-looking statements. The risks, uncertainties and other important factors that may cause our results to differ materially from those projected in such forward-looking statements are detailed under the "Risk Factors" and elsewhere in this Annual Report. We undertake no obligation to update a forward-looking statement to reflect subsequent events, changed circumstances, or the occurrence of unanticipated events.

In this Form 8-K, references to "we," "our," "us," the "Company," or "Regent" refer to Regent Technologies, Inc., a Colorado corporation.

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Item 8.01  Other Events
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Division Manager Named
----------------------
On August 20, 2010, the Board of Directors named John A. Clutter as the General Manager of the Energy Technology Development Division of the Company with direct responsibility for the Company's development of the E-C applications. John A. Clutter has over 35 years of domestic and international business and management experience in operations/manufacturing, engineering, procurement, human resource /administration, labor relations, strategic and business planning and sales and marketing. He has held vice president level positions for over 20 of these years in operations/manufacturing, human resource/administration, sales and marketing, and engineering including the Vice President/General Manager of a Division of Letourneau Technologies, Inc. for over 14 years. Mr. Clutter has extensive experience in advanced drive technology, hardware and software, products and businesses such as aviation batteries, power supplies and electronics, digital monitoring/control/managements systems, mechanical systems and power generation. John is a 1970 graduate of Ohio State University with a degree in Industrial Engineering.

As previously reported in the Company's quarterly report filed on Form 10-Q and dated August 16, 2010, the Company entered into a rights agreement on August 14, 2010 with Epi-Cloyd, Ltd. and Epi-Energy, Ltd. (E-C) for the exclusive rights to develop an E-C gearbox for the valve actuator and wind energy applications. The Company's Energy Technology Division will seek to manufacture or license the right to manufacture E-C gearbox transmissions for wind energy turbine customers presently hampered by transmissions subject to failure under extreme forces. The Company will provide these customers a revolutionary, more durable transmission that not only offers longer-life but significantly reduces design, manufacture, installation, and maintenance costs compared to products available on the market today. Following a period of eight months for the development of a gearbox pro-totype, Regent has the right to enter into a licensee agreement for exclusive rights to a valve actuator and wind energy generation field of use. There is no cost for the first eight months during the development phase of the prototype. Upon entering into the license agreement, Regent will pay a minimum royalty pay-ment of $12,500 per quarter for the first twelve months and $25,000 per quarter thereafter.

Epi-Cloyd, Ltd. and Epi-Energy, Ltd. are related private technology companies operating in Dallas, Texas and focused on the utilization of their numerous patents covering a revolutionary cyclic reduction invention. Their invention increases torque as a plurality of driver discs rotate about a central shaft member and engage an output member via a low-friction, roller means. The first of seven related patents was issued in March, 2007.

Regent Technologies, Inc. is a technology-focused company that utilizes emerging proprietary technologies to impact the global energy industry. Regent operates through two divisions: Natural Resources and Energy Technology Development. Our vision is to achieve significant results through technology enhancements in both energy development and innovations that support energy production. Our mission is to exploit our proprietary advantages to increase shareholder value while promoting responsible energy now and in the future.

                                       - 2 -

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                                Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Regis-trant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  August 25, 2010

                               REGENT TECHNOLOGIES, INC.


                               By: /s/ David A. Nelson
                                   ---------------------------------------------
                                       David A. Nelson
                                       President and Chief Executive Officer